EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)



                                                 FOR THE THREE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                             -----------------------------------     ------------------------------------
                                               DEC. 31, 1998      DEC. 31, 1997        DEC. 31, 1998      DEC. 31, 1997
                                             -----------------  ----------------     -----------------  -----------------
Net loss...................................        $(1,978,003)      $(1,556,253)         $(11,020,912)       $(3,512,057)
Dividends paid on preferred stock..........           (129,471)              ---              (489,170)               ---
Dividends in arrears on preferred stock....            (98,507)              ---              (312,467)               ---
Recognition of beneficial conversion                       ---          (926,282)           (5,083,484)          (926,282)
 feature of preferred stock................
                                           ------------------------------------------------------------------------------
Net loss available to common stockholders..        $(2,202,981)      $(2,482,535)         $(16,906,033)       $(4,438,339)
                                           ==============================================================================

Weighted average common share outstanding..         10,907,910         7,562,500            10,350,524          7,562,500
Dilutive effect of common equivalent
 shares(a).................................                ---               ---                   ---                ---
                                           ------------------------------------------------------------------------------
Weighted average common share outstanding..         10,907,910         7,562,500            10,350,524          7,562,500
                                           ==============================================================================

Net loss per common share (b)..............              $(.20)            $(.33)               $(1.63)             $(.59)
                                           ==============================================================================


(a) Calculates the dilutive effect of outstanding stock options based upon the "Treasury Stock Method".

(b) As fully diluted earning per share and primary earnings per share are equal, only fully diluted earnings per share will be disclosed in the Form 10-QSB.